Exhibit 99.1

Brookline Bancorp Announces First Quarter Net Income of $8.8 Million, EPS of $0.13

Business Fundamentals Remain Strong

BOSTON--(BUSINESS WIRE)--April 24, 2013--Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $8.8 million, or $0.13 per basic and diluted share, for the first quarter of 2013, compared to $6.3 million, or $0.09 per basic and diluted share, for the first quarter of 2012, and $11.9 million, or $0.17 per basic and diluted share, for the fourth quarter of 2012. Net earnings from operations were also $8.8 million, or $0.13 per basic and diluted share, for the quarter ended March 31, 2013, compared to $10.3 million, or $0.15 per basic and diluted share, for the quarter ended March 31, 2012, after adjustments for merger-related expenses of $4.0 million (after-tax) associated with the January 1, 2012 acquisition of Bancorp Rhode Island, Inc.

Paul Perrault, President and Chief Executive Officer of Brookline Bancorp, Inc., stated: “We are pleased with the continued growth in our commercial loan portfolios, despite the challenges of operating in a low interest-rate environment and a highly competitive marketplace. We remain focused on maintaining our traditionally strong asset quality.”

BALANCE SHEET

Total assets remained flat at $5.1 billion at March 31, 2013 compared to December 31, 2012, and increased $0.2 billion from $4.9 billion at March 31, 2012. Average total assets also stayed flat at $5.1 billion for the quarter ended March 31, 2013 compared to the quarter ended December 31, 2012, and increased $0.2 billion from $4.9 billion for the quarter ended March 31, 2012.

The loan and lease portfolio totaled $4.2 billion, essentially unchanged as compared to December 31, 2012. Average total loans and leases at March 31, 2013 were $4.2 billion, compared to $4.1 billion at December 31, 2012, and $3.9 billion at March 31, 2012. The portfolio has increased $0.2 billion, or 6.1 percent, as compared to March 31, 2012. Strong loan growth continued in our commercial loan portfolios, which increased 5.5 percent on an annualized basis during the first quarter of 2013. At March 31, 2013, the commercial loan and lease and commercial real estate portfolios totaled $2.9 billion, or 69.3 percent of total loans and leases. The indirect automobile portfolio decreased $31.4 million from December 31, 2012 to March 31, 2013, due to fewer loan originations in the auto lending market.

Deposits of $3.6 billion at March 31, 2013 were up slightly from December 31, 2012, and increased 4.8 percent as compared to March 31, 2012. Core deposits increased at a 3.9 percent annualized rate in the first quarter of 2013, raising the core deposit ratio from 72.0 percent as of December 31, 2012 to 72.6 percent at March 31, 2013. Total borrowings deceased $33.6 million from $854.0 million at December 31, 2012 to $820.4 million at March 31, 2013.

Cash and cash equivalents were $92.1 million as of March 31, 2013 as compared to $117.1 million as of December 31, 2012. The decrease during the first quarter of 2013 reflects the redeployment of cash to support adjustments to the Company’s securities portfolio in order to reinvest idle cash. Accordingly, investment securities available-for-sale of $486.6 million increased 4.4 percent from December 31, 2012 to March 31, 2013 on an annualized basis, with total investment securities at 10.8 percent of total assets.

The ratio of stockholders’ equity to total assets was 12.02 percent at March 31, 2013. The ratio of tangible stockholders’ equity to tangible assets was 9.20 percent at March 31, 2013.

NET INTEREST INCOME

Net interest income for the first quarter of 2013 decreased $0.9 million to $43.7 million from $44.6 million in the fourth quarter of 2012.

The decrease was primarily caused by a $1.2 million decrease in interest income on loans and leases, offset by a decrease of $0.5 million in interest expense. The decrease in interest income on loans and leases was driven by continued interest-rate pressure in the marketplace as well as a decrease of $0.3 million in purchase accounting accretion. Yield adjustments related to purchase accounting on acquired loans totaled $1.1 million, or 10 basis points, in the first quarter of 2013, as compared to $1.4 million, or 13 basis points, in the fourth quarter of 2012. The decrease in yield adjustments is due to the Company’s most recent reforecasting of expected cash flows. The decrease in interest expense was a result of a decrease in FHLBB advances and associated borrowing costs, as well as decrease in the interest rates associated with deposits.

Net interest income for the first quarter of 2013 remained relatively stable as compared to the first quarter of 2012. The net interest margin for the first quarter of 2013 was 3.70 percent, as compared to 3.79 percent for the fourth quarter of 2012 and 3.87 percent for the first quarter of 2012. The decrease was a result of continued rate pressure in the lending market.

NON-INTEREST INCOME

Non-interest income for the first quarter of 2013 decreased $3.2 million to $3.3 million from $6.5 million in the fourth quarter of 2012. The decrease was largely a result of a $1.9 million gain on a sale of equipment leases that was undertaken to manage concentration risk in the equipment financing portfolio during the fourth quarter of 2012. In addition, there was a $0.2 million gain on an investment in an affordable housing project in the fourth quarter of 2012.

Non-interest income for the first quarter of 2013 decreased to $3.3 million from $3.6 million in the first quarter of 2012. The change was a combined result of decreased fees, charges, and other income, as well as a larger loss from investments in affordable housing projects in the first quarter of 2013.

NON-INTEREST EXPENSE AND TAX PROVISION

Non-interest expense for the first quarter of 2013 increased $1.9 million as compared to the fourth quarter of 2012 and decreased $1.7 million as compared to first quarter of 2012. Significant changes in non-interest expense included the following:

  Compensation and employee benefit expense increased $0.6 million, or 3.8 percent as compared to the fourth quarter of 2012, and $1.6 million, or 11.0 percent as compared to the first quarter of 2012. This increase is a result of the addition of loan officers and other individuals in key support areas of the Company.
  The increase in compensation and benefit expenses was offset by a substantial decrease in professional service expenses. While professional service expenses stayed flat in the first quarter of 2013 as compared to the fourth quarter of 2012, it decreased $5.0 million, or 76.7 percent, from the first quarter of 2012 to the first quarter of 2013. The higher expense in the first quarter of 2012 was a result of the acquisition of Bancorp Rhode Island, Inc.
  Equipment and data processing expense increased $0.7 million, or 21.0 percent, during the first quarter of 2013. This is a result of additional expenses in conjunction with Bank Rhode Island’s core system conversion, which will continue through the end of the second quarter of 2013, as well as additional IT consulting fees. Equipment and data processing expense in the first quarter of 2013 increased minimally as compared to the first quarter of 2012, mainly due to First Ipswich’s system conversion.

The effective tax rate decreased slightly from 36.0 percent at December 31, 2012 to 35.7 percent of income before taxes at March 31, 2013.

ASSET QUALITY

Asset quality remains stable and strong. Nonperforming loans and leases decreased slightly from $22.2 million at December 31, 2012 to $21.7 million at March 31, 2013. The ratio of nonperforming loans to total loans and leases decreased from 0.53 percent at December 31, 2012 to 0.52 percent at March 31, 2013. Nonperforming assets decreased slightly from $23.7 million at December 31, 2012 or 0.46 percent of total assets to $22.9 million or 0.45 percent of total assets at March 31, 2013.

The provision for loan and lease losses decreased from $3.1 million for the fourth quarter of 2012 to $1.8 million for the first quarter of 2013. The decrease in provision was due to a lower rate of charge-offs and a lower rate of loan growth in the first quarter of 2013 as compared to the fourth quarter of 2012. Net charge-offs decreased from $0.8 million, or 0.08 percent of average loans and leases on an annualized basis for the fourth quarter of 2012 to $0.4 million or 0.04 percent of average loans and leases on an annualized basis for the first quarter of 2013.

The allowance for loan and lease losses was $42.5 million at March 31, 2013, compared to $41.2 million at December 31, 2012, and $34.4 million at March 31, 2012, an increase that reflects the loan growth experienced across the Company. The allowance for loan and lease losses as a percent of total loans and leases was 1.02 percent at March 31, 2013, compared to 0.98 percent at December 31, 2012, and 0.87 percent at March 31, 2012. The allowance for loan and lease losses as a percent of originated loans and leases increased slightly from 1.33 percent at December 31, 2012 to 1.34 percent at March 31, 2013.

DIVIDEND DECLARED

The Company’s Board of Directors approved, for the 44th consecutive quarter, a dividend of $0.085 per share. The dividend will be paid on May 24, 2013, to shareholders of record on May 10, 2013.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM eastern time on Thursday, April 25, 2013 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 888-317-6016 (United States) or 412-317-6016 (internationally). A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for playback is 10027149. The call will be available live or in a recorded version on the Company’s website under “Investor Relations” at www.brooklinebancorp.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with approximately $5.1 billion in assets and 46 branches throughout Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank. The Company provides commercial and retail banking services and cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.firstipswich.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the FASB in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as net earnings from operations, the allowance for loan and lease losses as a percentage of originated loans and leases, tangible book value per common share and tangible stockholders’ equity to tangible assets. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

				As of and for the Three Months Ended March 31,
				2013	2012
				(In Thousands Except
				Per Share Data)
Earnings Data:
Net interest income				$43,669	$43,634
Provision for credit losses				1,855	3,247
Non-interest income				3,327	3,595
Non-interest expense				30,772	32,449
Income before income taxes				14,369	11,533
Net income attributable to Brookline Bancorp, Inc.				8,813	6,349

Performance Ratios:
Net interest margin (1)				3.70%	3.87%
Interest rate spread (1)				3.55%	3.68%
Return on average assets				0.70%	0.52%
Return on average stockholders' equity				5.72%	4.25%

Per Common Share Data:
Net income — Basic				$0.13	$0.09
Net income — Diluted				0.13	0.09
Cash dividends declared				0.085	0.085
Book value per share (end of period)				8.77	8.58
Tangible book value per share (end of period) (non-GAAP)				6.51	6.21
Stock price (end of period)				9.14	9.37

(1) Calculated on a fully tax-equivalent basis.

	At or for the Three Months Ended
	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012
	(Dollars in Thousands)
Balance Sheet:
Total assets	$5,110,378	$5,147,534	$5,061,444	$4,972,381	$4,877,124
Total loans and leases	4,173,985	4,175,712	4,144,012	4,012,544	3,933,296
Total deposits	3,626,033	3,616,259	3,568,016	3,521,206	3,459,333
Brookline Bancorp, Inc. stockholders’ equity	614,039	612,097	605,962	598,865	597,531

Asset Quality:
Nonperforming assets	$22,941	$23,737	$23,675	$23,831	$14,648
Nonperforming assets as a percentage of total assets	0.45%	0.46%	0.47%	0.48%	0.30%
Allowance for loan and lease losses	$42,532	$41,152	$38,913	$37,431	$34,428
Allowance for loan and lease losses as a percentage
of total loans and leases	1.02%	0.98%	0.94%	0.93%	0.87%
Net loan and lease charge-offs	$419	$826	$1,539	$3,675	$522
Net loan and lease charge-offs as a percentage
of average loans and leases (annualized)	0.04%	0.08%	0.15%	0.37%	0.05%

Capital Ratios:
Stockholders’ equity to total assets	12.02%	11.89%	11.97%	12.04%	12.25%
Tangible stockholders’ equity to
tangible assets (non-GAAP)	9.20%	9.08%	9.08%	9.07%	9.18%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012
	(In Thousands Except Share Data)
ASSETS
Cash and due from banks	$39,330	$78,441	$41,617	$118,411	$88,884
Short-term investments	52,766	38,656	34,655	98,677	44,382
Total cash and cash equivalents	92,096	117,097	76,272	217,088	133,266
Investment securities available-for-sale	486,625	481,323	466,822	384,533	461,498
Investment securities held-to-maturity	500	500	500	500	500
Total investment securities	487,125	481,823	467,322	385,033	461,998
Loans held-for-sale	839	3,233	2,303	585	2,222
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	1,299,496	1,301,233	1,262,411	1,221,202	1,200,412
Multi-family mortgage	585,669	606,533	628,162	612,213	596,285
Construction	115,896	98,197	86,345	88,759	77,487
Total commercial real estate loans	2,001,061	2,005,963	1,976,918	1,922,174	1,874,184
Commercial loans and leases:
Commercial	399,781	382,277	346,744	319,867	309,338
Equipment financing	448,701	420,991	426,597	387,093	367,206
Condominium association	43,043	44,187	43,732	43,596	45,872
Total commercial loans and leases	891,525	847,455	817,073	750,556	722,416
Indirect automobile loans	510,954	542,344	574,279	581,063	578,622
Consumer loans:
Residential mortgage	509,155	511,109	505,553	492,489	488,590
Home equity	254,048	261,562	263,194	260,623	262,591
Other consumer	7,242	7,279	6,995	5,639	6,893
Total consumer loans	770,445	779,950	775,742	758,751	758,074
Total loans and leases	4,173,985	4,175,712	4,144,012	4,012,544	3,933,296
Allowance for loan and lease losses	(42,532)	(41,152)	(38,913)	(37,431)	(34,428)
Net loans and leases	4,131,453	4,134,560	4,105,099	3,975,113	3,898,868
Restricted equity investments	66,553	68,661	68,661	61,291	53,554
Premises and equipment, net	74,223	70,791	66,814	56,248	48,908
Building held-for-sale	-	-	6,046	6,046	6,046
Deferred tax asset	29,123	27,197	27,354	25,656	24,647
Goodwill, net	137,890	137,890	137,890	137,890	138,914
Identified intangible assets, net of accumulated amortization	20,345	21,510	23,307	24,578	25,849
Other real estate owned and repossessed assets, net	1,248	1,491	2,386	2,765	2,647
Other assets	69,483	83,281	77,990	80,088	80,205
Total assets	$5,110,378	$5,147,534	$5,061,444	$4,972,381	$4,877,124

LIABILITIES AND EQUITY
Deposits:
Demand checking accounts	$623,315	$623,274	$590,189	$546,036	$529,945
NOW accounts	194,313	212,858	183,478	185,234	181,299
Savings accounts	509,967	515,367	520,614	503,507	511,736
Money market accounts	1,303,231	1,253,819	1,231,206	1,236,967	1,174,805
Certificate of deposit accounts	995,207	1,010,941	1,042,529	1,049,462	1,061,548
Total deposits	3,626,033	3,616,259	3,568,016	3,521,206	3,459,333
Borrowed funds:
Advances from the FHLBB	759,675	790,865	771,110	733,394	698,671
Other borrowed funds	60,772	63,104	57,146	60,707	59,865
Total borrowed funds	820,447	853,969	828,256	794,101	758,536
Mortgagors’ escrow accounts	7,823	6,946	7,066	6,942	7,156
Accrued expenses and other liabilities	38,825	54,551	47,889	47,328	50,883
Total liabilities	4,493,128	4,531,725	4,451,227	4,369,577	4,275,908

Equity:
Brookline Bancorp, Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares
authorized; none issued	-	-	-	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized;
75,744,445 shares, 75,749,825 shares, 75,749,819 shares,
75,414,713 shares and 75,414,713 shares issued, respectively	754	754	754	754	754
Additional paid-in capital	618,711	618,429	618,176	618,184	618,031
Retained earnings, partially restricted	56,211	53,358	47,451	42,006	40,398
Accumulated other comprehensive income	2,233	3,483	3,569	1,969	2,457
Treasury stock, at cost; 5,373,733 shares	(62,107)	(62,107)	(62,107)	(62,107)	(62,107)
Unallocated common stock held by ESOP; 323,355 shares,
333,918 shares, 344,991 shares, 356,064 shares,
and 367,137 shares, respectively	(1,763)	(1,820)	(1,881)	(1,941)	(2,002)
Total Brookline Bancorp, Inc. stockholders’ equity	614,039	612,097	605,962	598,865	597,531
Noncontrolling interest in subsidiary	3,211	3,712	4,255	3,939	3,685
Total equity	617,250	615,809	610,217	602,804	601,216
Total liabilities and equity	$5,110,378	$5,147,534	$5,061,444	$4,972,381	$4,877,124

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
	2013	2012
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$49,419	$49,643
Debt securities	1,852	3,229
Short-term investments	31	27
Marketable and restricted equity securities	310	92
Total interest and dividend income	51,612	52,991

Interest expense:
Deposits	4,834	5,517
Borrowed funds and subordinated debt	3,109	3,840
Total interest expense	7,943	9,357

Net interest income	43,669	43,634
Provision for credit losses	1,855	3,247
Net interest income after provision for credit losses	41,814	40,387

Non-interest income:
Fees, charges and other income	3,639	3,733
Loss from investments in affordable housing projects	(312)	(138)
Gain on sales of securities, net	-	-
Gain on sales of loans and leases	-	-
Total non-interest income	3,327	3,595

Non-interest expense:
Compensation and employee benefits	16,298	14,688
Occupancy	3,083	2,676
Equipment and data processing	3,861	3,645
Professional services	1,501	6,453
FDIC insurance	934	920
Advertising and marketing	670	703
Amortization of identified intangible assets	1,165	1,283
Other	3,260	2,081
Total non-interest expense	30,772	32,449

Income before income taxes	14,369	11,533
Provision for income taxes	5,129	4,899
Net income	9,240	6,634
Less net income attributable to noncontrolling
interest in subsidiary	427	285
Net income attributable to Brookline Bancorp, Inc.	$8,813	$6,349

Earnings per common share:
Basic	$0.13	$0.09
Diluted	0.13	0.09

Weighted average common shares outstanding during the period:
Basic	69,762,784	69,664,619
Diluted	69,830,630	69,665,873

Dividends declared per common share	$0.085	$0.085

* Certain amounts previously reported have been reclassified to conform to the current period's presentation.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

	At or for the Three Months Ended
	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012
	(Dollars in Thousands)
NONPERFORMING ASSETS:

Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$3,970	$4,014	$3,610	$3,674	$1,593
Multi-family mortgage	4,132	4,233	5,157	3,129	2,634
Construction	-	-	-	344	352
Total commercial real estate loans	8,102	8,247	8,767	7,147	4,579

Commercial	5,035	5,454	5,432	6,896	2,146
Equipment financing	3,595	3,873	3,040	2,375	1,226
Condominium association	6	8	9	11	13
Total commercial loans and leases	8,636	9,335	8,481	9,282	3,385

Indirect automobile loans	62	99	80	91	27

Residential mortgage	3,724	3,804	2,924	3,710	3,651
Home equity	1,150	716	988	831	346
Other consumer	19	45	49	5	13
Total consumer loans	4,893	4,565	3,961	4,546	4,010

Total nonaccrual loans and leases	21,693	22,246	21,289	21,066	12,001

Other real estate owned	943	903	1,690	2,082	2,207
Other repossessed assets	305	588	696	683	440

Total nonperforming assets	$22,941	$23,737	$23,675	$23,831	$14,648

Troubled debt restructurings on accrual	$5,126	$7,191	$6,588	$6,443	$6,692

Nonperforming loans and leases as a percentage of total loans and leases	0.52%	0.53%	0.51%	0.52%	0.30%
Nonperforming assets as a percentage of total assets	0.45%	0.46%	0.47%	0.48%	0.30%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:

Allowance for loan and lease losses at beginning of period	$41,152	$38,913	$37,431	$34,428	$31,703
Charge-offs	(661)	(1,527)	(1,807)	(3,970)	(788)
Recoveries	242	701	268	295	266
Net charge-offs	(419)	(826)	(1,539)	(3,675)	(522)
Provision for loan and lease losses	1,799	3,065	3,021	6,678	3,247
Allowance for loan and lease losses at end of period	$42,532	$41,152	$38,913	$37,431	$34,428

Allowance for loan and lease losses as a percentage of
total loans and leases	1.02%	0.98%	0.94%	0.93%	0.87%
Allowance for loan and lease losses as a percentage of
originated loans and leases	1.34%	1.33%	1.31%	1.33%	1.29%

NET CHARGE-OFFS:

Commercial real estate loans	$(4)	$-	$(38)	$(40)	$(40)
Commercial loans and leases	166	196	1,179	3,292	263
Indirect automobile loans	231	366	301	225	292
Consumer loans	26	264	97	198	7
Total net charge-offs	$419	$826	$1,539	$3,675	$522

Net loan and lease charge-offs as a percentage of
average loans and leases (annualized)	0.04%	0.08%	0.15%	0.37%	0.05%

** Historic data to be re-allocated to respective loan portfolios in the final press release

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Three Months Ended
	March 31, 2013			December 31, 2012			March 31, 2012
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Short-term investments	$57,695	$29	0.20%	$70,040	$42	0.24%	$50,810	$27	0.21%
Investment securities available-for-sale (2)	471,509	1,862	1.58%	456,690	1,854	1.62%	517,843	3,237	2.50%
Restricted equity securities (2)	68,550	355	2.08%	68,660	508	2.95%	55,943	108	0.78%
Commercial real estate loans (3)	1,988,501	24,315	4.89%	1,967,921	23,798	4.86%	1,829,833	23,468	5.17%
Commercial loans (3)	426,573	4,569	4.28%	395,991	5,042	5.08%	393,861	4,588	4.67%
Equipment financing (3)	436,983	8,001	7.38%	428,867	8,285	7.73%	341,736	6,756	7.91%
Indirect automobile loans (3)	526,923	4,916	3.78%	560,118	5,510	3.91%	574,926	6,247	4.37%
Residential mortgage loans (3)	508,303	5,165	4.10%	507,955	5,323	4.19%	491,012	5,544	4.52%
Other consumer loans (3)	265,047	2,616	4.00%	269,019	2,713	4.01%	273,561	3,040	4.47%
Total interest-earning assets	4,750,084	51,828	4.38%	4,725,261	53,075	4.50%	4,529,525	53,015	4.70%
Allowance for loan and lease losses	(41,487)			(39,435)			(32,999)
Non-interest-earning assets	362,566			398,980			364,369
Total assets	$5,071,163			$5,084,806			$4,860,895

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts	$190,320	$51	0.11%	$184,849	$48	0.10%	$179,086	$53	0.12%
Savings accounts	514,383	337	0.27%	518,452	374	0.29%	511,147	498	0.39%
Money market accounts	1,294,593	2,061	0.65%	1,246,514	2,115	0.68%	1,143,545	2,152	0.76%
Certificates of deposit	1,002,602	2,385	0.96%	1,028,884	2,540	0.98%	1,078,276	2,813	1.05%
Total interest-bearing deposits (4)	3,001,898	4,834	0.65%	2,978,699	5,077	0.68%	2,912,054	5,516	0.76%
Advances from the FHLBB	753,270	2,955	1.59%	757,842	3,207	1.68%	723,831	3,671	2.04%
Other borrowed funds	63,065	154	0.99%	62,299	128	0.82%	58,766	170	1.16%
Total interest-bearing liabilities	3,818,233	7,943	0.84%	3,798,840	8,412	0.88%	3,694,651	9,357	1.02%
Non-interest-bearing liabilities:
Demand checking accounts (4)	607,878			612,267			509,522
Other non-interest-bearing liabilities	24,575			58,496			55,182
Total liabilities	4,450,686			4,469,603			4,259,355
Brookline Bancorp, Inc. stockholders’ equity	616,627			611,181			597,978
Noncontrolling interest in subsidiary	3,850			4,022			3,562
Total liabilities and equity	$5,071,163			$5,084,806			$4,860,895
Net interest income (tax-equivalent basis) /
Interest rate spread (5)		43,885	3.55%		44,663	3.62%		43,658	3.68%
Less adjustment of tax-exempt income		216			99			24
Net interest income		$43,669			$44,564			$43,634
Net interest margin (6)			3.70%			3.79%			3.87%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.

(2) Average balances include unrealized gains (losses) on securities available-for-sale. Equity securities include marketable equity securities and restricted equity securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.

(3) Loans on nonaccrual status are included in the average balances.

(4) Including non-interest-bearing checking accounts, the average interest rate on total deposits was 0.54%, 0.56% and 0.65% in the three months ended March 31, 2013, December 31, 2012, and March 31, 2012, respectively.

(5) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(6) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

				Three Months Ended March 31,
				2013	2012
Reconciliation Table - Non-GAAP Financial Information				(Dollars in Thousands
				Except Share Data)

Net income attributable to Brookline Bancorp, Inc.				$8,813	$6,349
Add:
Acquisition-related expenses (after-tax)				-	3,972
Net earnings from operations				$8,813	$10,321

Operating earnings per common share:
Basic				$0.13	$0.15
Diluted				0.13	0.15

Weighted average common shares outstanding during the period:
Basic				69,762,784	69,664,619
Diluted				69,830,630	69,665,873

	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012
	(Dollars in Thousands)

Brookline Bancorp, Inc. stockholders’ equity	$614,039	$612,097	$605,962	598,865	$597,531
Less:
Goodwill	137,890	137,890	137,890	137,890	138,914
Identified intangible assets	20,345	21,510	23,307	24,578	25,849
Tangible stockholders' equity	$455,804	$452,697	$444,765	$436,397	$432,768

Total assets	5,110,378	5,147,534	5,061,444	4,972,381	4,877,124
Less:
Goodwill	137,890	137,890	137,890	137,890	138,914
Identified intangible assets	20,345	21,510	23,307	24,578	25,849
Tangible assets	$4,952,143	$4,988,134	$4,900,247	$4,809,913	$4,712,361

Tangible stockholders’ equity to tangible assets	9.20%	9.08%	9.08%	9.07%	9.18%

	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012
	(Dollars in Thousands Except Per Share Data)

Tangible stockholders' equity	$455,804	$452,697	$444,765	$436,397	$432,768

Number of common shares issued	75,744,445	75,749,825	75,749,819	75,414,713	75,414,713
Less:
Treasury shares	5,373,733	5,373,733	5,373,733	5,373,733	5,373,733
Unallocated ESOP shares	323,355	333,918	344,991	356,064	367,137
Number of common shares outstanding	70,047,357	70,042,174	70,031,095	69,684,916	69,673,843

Tangible book value per common share	$6.51	$6.46	$6.35	$6.26	$6.21

CONTACT:
Brookline Bancorp, Inc.
Julie A. Gerschick, 617-425-5331
Chief Financial Officer and Treasurer
jgerschick@brkl.com